Exhibit 4.3
SECOND AMENDMENT TO THE
RIGHTS AGREEMENT

April 14, 2010

THIS SECOND AMENDMENT TO THE RIGHTS AGREEMENT (this "Amendment") is made and entered into as of the 14th day of April, 2010, by and between FROZEN FOOD EXPRESS INDUSTRIES, INC., a Texas corporation (the "Company"), and REGISTRAR AND TRANSFER COMPANY, a New Jersey corporation, as Rights Agent (the "Rights Agent").  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in that certain Rights Agreement, dated as of June 14, 2000, by and between the Company and Fleet National Bank, as rights agent, as amended (the "Rights Agreement").

RECITALS:

WHEREAS, the Company and Fleet National Bank, as rights agent, entered into the Rights Agreement;

WHEREAS, the Rights Agreement expires on June 13, 2010;

WHEREAS, pursuant to Section 21 of the Rights Agreement, the Company may remove the rights agent under the Rights Agreement and appoint a successor rights agent;

WHEREAS, the Board of Directors of the Company (the "Board of Directors") determined that it is in the best interest of the Company to replace Fleet National Bank (or its successor) as rights agent under the Rights Agreement with Registrar and Transfer Company;

WHEREAS, on April 14, 2010, the Company delivered the notices required by Section 21 of the Rights Agreement;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date (as that term is defined in the Rights Agreement), and subject to the penultimate sentence of that Section 27 , the Company may, and the Rights Agent shall, if the Company so directs, amend the Rights Agreement; and

WHEREAS, the Board of Directors has determined it is in the best interest of the Company to amend the Rights Agreement to, among other things, extend the term of the Rights Agreement and appoint Registrar and Transfer Company as Rights Agent;

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
The Company hereby appoints Registrar and Transfer Company, a New Jersey corporation, with is principal business address at [Address], as the Rights Agent.  The Rights Agreement is amended to delete any and all references to Fleet National Bank as the Rights Agent, and substitute Registrar and Transfer Company therefore.

2.	The First Amendment to the Rights Agreement dated February 24, 2010, which amended Section 1(u) of the Rights Agreement by deleting such Section in its entirety, replacing it with the following:

"(u)           "Final Expiration Date" shall mean June 13, 2013."

is hereby ratified and agreed to by the Company and the Rights Agent.

3.	Section 26 of the Rights Agreement is amended such that the address of Fleet National Bank is deleted and replaced with the following:

"Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey, 07016
Attention: Rights Agent"

4.	By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

5.	By its execution and deliver hereof, the Rights Agent hereby agrees to be bound by, and to act as and perform the duties of Rights Agent under, the Rights Agreement and this Amendment.

6.	The undersigned, as Rights Agent, represent and warrants that it meets the standards for a successor Rights Agent set forth in Section 21 of the Rights Agreement as of the date of this Amendment.

7.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same agreement.

8.	Except as amended hereby, the Rights Agreement remains in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed by the undersigned as of the date first written above.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:   /s/ Stoney M. Stubbs Jr
Name:  Stoney M. Stubbs Jr.
Title:    Chairman of the Board and CEO

REGISTRAR AND TRANSFER COMPANY

By:       /s/ Nicola Giancaspro
Name:     Nicola Giancaspro
Title:       Vice President